SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed	by the Registrant ☒
Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ProQuest Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of

Year 2003

Annual Meeting

and

Proxy Statement

ProQuest Company

300 N. Zeeb Road

Ann Arbor MI 48103

April 17, 2003

Dear Shareholder,

You are invited to attend the Annual Meeting of Shareholders of ProQuest Company (hereinafter referred to as “ProQuest” or “Company”) to be held at 8:00 a.m. on Wednesday, May 21, 2003, at the Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California.

The Annual Meeting will begin with voting for directors, the 2003 ProQuest Strategic Performance Plan, the appointment of auditors and will continue with other business matters properly brought before the meeting, and will be followed by my summary of the Company’s 2002 performance and a question and answer period.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, and dating the enclosed proxy card and returning it to us in the enclosed envelope. Or, as an alternative method, you may cast your vote via the Internet or by telephone.

Cordially,

James P. Roemer, Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time	8:00 a.m. on Wednesday, May 21, 2003

Place	The Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California

Items of Business	(1) To elect eight members of the Board for the ensuing year; and

(2) To approve the 2003 ProQuest Strategic Performance Plan;

(3) To ratify the appointment of KPMG LLP as auditors of ProQuest Company for 2003; and

(4) To transact such other business as may properly come before the meeting or at any adjournment or postponement of the meeting.

Record Date	You can vote if you are a shareholder of record on March 28, 2003.

Financial Information	Our Form 10-K for the 2002 fiscal year is being mailed to you along with this Proxy Statement.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Please vote your shares in one of these ways:

(1) Mark, sign, date and promptly return the enclosed proxy card in the envelope provided;

(2) Vote via the Internet at the website noted on your proxy card; or

(3) Use the toll-free telephone number shown on the proxy card.

You may revoke your proxy at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date, or by notifying the Secretary of the Company in writing of your election to revoke it prior to meeting. Unless you decide to vote your shares in person, you must revoke your prior proxy card in the same way you initially submitted it – that is, by Internet, telephone or mail. If your shares are held in “street name” through a broker, bank or other third party, you will receive instructions from that third party that you must follow in order for your shares to be voted.

If you plan to attend the meeting, please complete and return the advance registration form on the back page of this Notice of 2003 Annual Meeting and Proxy Statement, which is being mailed to you on April 17, 2003. An admission card will be waiting for you at the meeting.

Todd W. Buchardt, Secretary

April 17, 2003

QUESTIONS AND ANSWERS

Q:	Who can vote?

A:	You can vote, if you were a shareholder at the close of business on the record date of March 28, 2003.

Q:	What am I voting on?

A:	You are voting on:

•	The election of eight directors for terms that expire in 2004. The Board of Directors’ nominees are: Alan W. Aldworth; David Bonderman; David G. Brown; William E. Oberndorf; James P. Roemer; Gary L. Roubos; John H. Scully; and William J. White; and

•	The adoption of the 2003 ProQuest Strategic Performance Plan; and

•	The ratification of the appointment of KPMG LLP as auditors of ProQuest Company for 2003; and

•	Other business as may properly come before the meeting or at any adjournment or postponement of the meeting.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgement to determine how to vote on any other matter brought before the annual meeting. The Company does not know of any other business to be considered at the annual meeting. The proxies authority to vote according to their judgement applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	You may vote your shares in any one of these ways:

•	Mark, sign, date, and promptly return the proxy card in the envelope provided;

•	Vote via the Internet at the website noted on your proxy card; or

•	Use the toll-free telephone number shown on the proxy card.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends you vote “for” each of the items on the proxy card.

Q:	Can I revoke my proxy card?

A:	You may revoke your proxy card by:

•	Submitting a new proxy card before the Annual Meeting bearing a later date;

•	Giving written notice before the Annual Meeting to the Secretary of the Company, stating that you are revoking your proxy card; or

•	Attending the Annual Meeting and voting your shares in person.

Unless you decide to vote your shares in person, you must revoke your prior proxy card in the same way you initially submitted it–that is, by Internet, telephone, or mail.

Q:	Who will count the votes?

A:	EquiServe Trust Company, N.A.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account with the same social security number and address.

Q:	How many votes can I cast?

A:	On each matter voted upon, you are entitled to one vote per share.

Q:	What is a “quorum”?

A:	A quorum is the number of shares that must be present to have the annual meeting. The quorum requirement for the Annual Meeting is a majority of the outstanding shares, present in person or represented by proxy. If you submit a valid proxy card or attend the annual meeting, your shares will be counted to determine whether there is a quorum.

Q:	How many votes will it take to elect the director nominees?

A:	The Directors are elected by a plurality of the votes cast by the shares present in person or by proxy at the Annual Meeting and entitled to vote.

Q:	How many votes will it take to approve the 2003 ProQuest Strategic Performance Plan?

A:	Approval of the 2003 ProQuest Strategic Performance Plan requires the approval of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on each proposal.

GENERAL INFORMATION FOR SHAREHOLDERS

Information about the Board, Committees and Compensation.

The Board of Directors presently consists of eight members. There are currently two vacant positions on the Board. Any vacancy will be filled by a vote of the Board of Directors and such candidate will stand for election at the next Annual Shareholders Meeting. The proxies will not be used to vote to fill these two vacancies.

The Board held seven meetings during 2002. Except for Messrs. Roemer and White who attended all but two meetings, the average attendance by Directors at these meetings was greater than 80%, and all directors attended at least 90% of the Committee meetings they were scheduled to attend. The Board has an Audit Committee, a Compensation Committee and a newly formed Nominating and Governance Committee.

Audit Committee.    The Independent Audit Committee’s primary responsibilities are:

•	to be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors;

•	to oversee the evaluation of the Company’s systems of internal accounting controls;

•	to review the Company’s financial reporting (including its Proxy Statement and 10-K) and the accounting standards and principles followed;

•	to pre-approve all audit and non-audit services by the Company’s independent auditors;

•	to establish procedures for receipt of anonymous tips and concerns regarding internal accounting controls, accounting and audit matters; and

•	to ensure audit partner rotation.

The Audit Committee met seven times during 2002. Messrs. Roubos (Chairman), Oberndorf, and Scully are members of the Audit Committee. The Audit Committee operates under a formal written charter, which has been approved by the Board and is reviewed periodically. All of the members of the Audit Committee are independent under New York Stock Exchange listing standards.

Compensation Committee.    The Compensation Committee’s responsibilities are:

•	to monitor the Company’s management resources, structure, succession planning, development and selection process and the performance of key executives; and

•	to review and approve executive compensation.

This Committee also administers the ProQuest 1995 Employee Stock Option Plan and the Management Incentive Bonus Plan. This Committee met two times during 2002. Messrs. Oberndorf (Chairman), Bonderman, and Roubos are members of the Compensation Committee. All members of the Compensation Committee are independent under the New York Stock Exchange listing standards.

Nominating and Governance Committee.    The Nominating and Governance Committee’s responsibilities are:

•	to identify and recommend candidates for membership on the Board;

•	to review the size, composition and compensation of the Board;

•	to develop an evaluation process for the Board; and

•	to develop and recommend corporate governance guidelines.

The Nominating and Governance Committee was initially created by the Board in November, 2002. Messrs. Brown (Chairman), Oberndorf and Roubos are members of the Committee. The Nominating and Governance Committee operates under a formal written charter, a copy of which is attached as Appendix A. The Charter will be reviewed periodically by the Board. All of the members of the Nominating and Governance Committee are independent under the New York Stock Exchange listing standards.

Compensation of Directors.    All of the non-employee Directors receive their compensation through cash payments, restricted stock and participation in the 1995 Non-Employee Directors’ Stock Option Compensation Plan:

•	each non-employee Director receives an annual cash retainer of $25,000;

•	a one-time grant of restricted stock, subject to a one year restriction period, upon a member’s initial election at an economic value targeted at $70,000;

•	an annual stock option grant valued at $25,000;

•	a fee of $2,000 in cash is paid to each Director for each Board meeting attended;

•	a fee of $1,000 in cash is also paid to each Director for their attendance at a Committee meeting;

•	an annual retainer fee of $2,500 in cash is paid to each Director who serves as Chairman of the Audit Committee and Compensation Committee; and

•	the Board is also reimbursed travel expenses for their attendance at these meetings.

The annual stock option grant is made under the Non-Employee Directors’ Stock Option Compensation Plan. Each non-employee Board member receives an annual stock option grant made as of the last day of trading of the Company’s Common stock in the second fiscal quarter (June 28, 2002). The stock option grant permits a non-employee Director to purchase shares of the Company’s Common stock at an exercise price not less than the market value of the Common stock on the date the option is granted. The number of shares that may be purchased is equal to $25,000 divided by the fair market value of an option of one share of Common stock. For these purposes, the value of an option is determined by using the Black-Scholes option-pricing model. In 2002 each non-employee Director received an option grant of 1,136 shares of the Company’s Common stock at an exercise price of $35.50 per share. Each non-employee director also received the annual cash retainer of $25,000, plus fees for participation in the Committees. No initial grants of restricted stock were issued in 2002.

For 2003, each non-employee Director will be entitled to the following:

•	an annual cash retainer of $50,000;

•	a one-time grant of restricted stock, subject to a three year restriction period, upon a member’s initial election at an economic value targeted at $75,000;

•	an annual retainer fee of $25,000 in stock options;

•	a fee of $2,000 in cash is paid to each Director for each Board meeting attended;

•	an annual committee meeting fee of $15,000 in cash paid to each Director serving on the Audit Committee;

•	an annual committee meeting fee of $6,000 in cash paid to each Director serving on the Compensation and the Nominating and Governance Committees and $1,000 in cash to each Director serving on other Board committees per meeting;

•	an annual retainer fee of $10,000 in cash is paid to each Director who serves as Chairman of the Audit Committee, Nominating and Governance Committee and Compensation Committee. An annual retainer fee of $2,500 cash is paid to each Director who serves as chairman of any other Committee; and

•	reimbursement of travel expenses for attendance at these meetings.

Employee Directors receive no additional compensation for being members of the Board of Directors. Employee Directors are reimbursed for any travel expenses incurred for their attendance at these meetings.

PROPOSAL 1. ELECTION OF DIRECTORS

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The names of the persons who have been nominated by the Board for election as Directors at the Annual Meeting are set forth below. There are no other nominees. All nominees have consented to serve as Directors if elected.

If any nominee becomes unable to serve as a Director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the Proxy. The term of office of each nominee who is elected extends until the Annual Meeting of Shareholders in 2004 and until his successor is elected and qualified.

James P. Roemer, 55, has been Chairman of the Board since January 1998 and has been a Director of the Company since February 1995. From February 1997 to January 2003, he served as President and Chief Executive Officer of the Company. From February 1995 to February 1997 he served as President and Chief Operating Officer of the Company. Prior to that, he served as President and Chief Executive Officer of ProQuest Information and Learning Company from January 1994 to June 1995. Mr. Roemer joined ProQuest as Vice President and Bell & Howell Publishing Services Company as President and Chief Operating Officer in October 1991 and was promoted to President and Chief Executive Officer of Bell & Howell Publishing Services Company in September 1993. Prior to joining ProQuest, Mr. Roemer was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of Lexis, an on-line information service. From April 1981 to December 1982 he served as acting President of Mead Data Central.

Alan Aldworth, 48, has been President and Chief Executive Officer of the Company since January 2003. In January 2002, he was elected President and Chief Operating Officer of ProQuest. Mr. Aldworth joined ProQuest as Vice President and Chief Financial Officer in October 2000. Prior to joining ProQuest, he spent 18 years at Tribune Company where he held a variety of senior financial management and general management positions, the most recent of which was as the General Manager of Tribune Education Company.

David Bonderman, 60, has been a Director of the Company since December 1987. He is the founding Partner of Texas Pacific Group (a private investment company) and has been the Managing General Partner since December 1992. He is also a Director of the following public companies: Co-Star Group, Inc.; Continental Airlines, Inc.; Denbury Resources, Inc.; Ducati Motor Holding S.p.A.; Magellan Health Services, Inc.; Paradyne Networks, Inc.; ON Semiconductor Corporation; and Ryanair Ltd.

David G. Brown, 46, has been a Director of the Company since January 1994. He has been the Managing Partner of Oak Hill Venture Partners since August 1999 and a Principal in Arbor Investors LLC since August 1995, Chief Financial Officer of Keystone, Inc. from September 1998 to February 2000, and a Vice President of Keystone, Inc. since August 1993. Prior to joining Keystone, Mr. Brown was a Vice President in the Corporate Finance Department of Salomon Brothers Inc. from August 1985 to July 1993. He is a Director of AER Energy Resources, eGain Communications, FEP Holdings, Lattice Communications, Lightning Finance, MarketTools, Sitara Networks and WOW Networks.

William E. Oberndorf, 49, has been a Director of the Company since July 1988. He has served as Managing Director of SPO Partners & Co. since March 1991. He is also a director of Rosewood Hotels and Resorts and a board member emeritus of Plum Creek Timber Company.

Gary L. Roubos, 66, has been a Director of the Company since February 1994. He was Chairman of the Board of Dover Corporation from August 1989 to May 1998 and was President from May 1977 to May 1993. He is also a Director of Dover Corporation and Omnicom Group, Inc.

John H. Scully, 58, has been a Director of the Company since July l988. He has served as Managing Director of SPO Partners & Co. since March l99l. He is also a Director of Plum Creek Timber Company, Inc.

William J. White, 64, has been a Director of the Company since February 1990 and was Chairman of the Board from February 1990 to January 1998. He served as Chief Executive Officer of the Company from February 1990 to February 1997 and was President of the Company from February 1990 to February 1995. Since January 1998 he has been a Professor of Industrial Engineering and Management Science at Northwestern University. He is also a Director of Packaging Dynamics Corporation and Readers Digest Association, Inc.

Shareholders are being requested at the Meeting to elect the eight nominees to serve as members of the Board for the ensuing year. The Board recommends a vote “FOR” approval of the Proposal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

The philosophy of the Compensation Committee is to:

•	align executive compensation with shareholder interests;

•	ensure that compensation is at a level that enables the Company to attract and retain high quality talent; and

•	provide significant rewards for achievement of business objectives and growth in shareholder value.

The Company’s compensation program for executive officers currently consists of the following key elements:

•	base salary;

•	annual bonuses; and

•	stock option grants.

Each element of the program has a somewhat different purpose. Salary and annual bonuses are made to compensate ongoing performance and achievement of business objectives through the year based upon established targets and goals. Stock option grants are designed to provide strong incentives for creation of long term shareholder value and continued retention of executive officers and other key employees of the Company.

In determining the overall level and form of executive compensation to be paid or awarded in 2002, the Committee considered, among other things, continued increases in the Company’s sales and productivity in a period of rapid change and intensified competition; and the compensation practices and performances of other major corporations which are most likely to compete with the Company for the services of its executive officers.

BASES FOR CHIEF EXECUTIVE OFFICER COMPENSATION

For 2002, Mr. Roemer received total cash payments of $675,002.00 salary and $823,022.00 bonuses, as shown in the Summary Compensation Table on page 10.

At the beginning of fiscal year 2001 (dated December 31, 2000) the Compensation Committee implemented an arrangement with Mr. Roemer to provide long term incentive benefits based upon appreciation of the ProQuest stock price. This arrangement is comprised of the following two elements:

•	a grant of 406,250 shares of ProQuest stock under the 1995 Employee Stock Option Plan; and

•	an incentive compensation arrangement that provides for a mirror cash payment based upon the stock price appreciation of ProQuest stock. This element contains 406,250 stock units.

The stock option exercise price is equal to the fair market value of the date of the grant, $16.50 per share. If Mr. Roemer continues to be employed by the Company after December 31, 2003, 50% of the option grant may be exercisable on or after December 31, 2003, another 25% may be exercised on or after December 31, 2004 and the remaining 25% may be exercised on or after December 31, 2005.

Due to the increase in the Company’s stock price since December 31, 2000, all of the options have vested and 100% of the performance percentage of the mirror cash payment has been achieved. The performance percentage of the grant and the mirror cash payment were achieved based upon the following table:

Stock Price Target	Performance Percentage
Less than $21.30	0%
$21.30 to $24.329	20%
$24.33 to $27.649	40%
$27.65 to $31.249	60%
$31.25 to $35.149	80%
$35.15 or higher	100%

Subject to the following exceptions, the mirror cash element of Mr. Roemer’s incentive compensation arrangement is similar to the stock option grant and is payable on December 31, 2003. Such payments may be deferred under the Company’s Executive Deferred Compensation Plan. The mirror cash payment is calculated similar to the amounts due under the stock option element, described above, except Mr. Roemer shall not be entitled to receive payments if he were to terminate services with ProQuest Company prior to December 31, 2003 for any reason, including resignation, termination, death or disability. In the event of a change of control of the Company, Mr. Roemer would be entitled to an accelerated payment under the arrangement. In addition, the $3,000,000 Mr. Roemer earned for his efforts in completing the divestiture of the Company’s Imaging division will be applied against any amount due Mr. Roemer under the mirror cash payment. In summary, if the Company stock price is less than $23.89 per share as of December 31, 2003, Mr. Roemer will receive no additional compensation under the mirror cash element of the arrangement. If the stock price is equal to or greater than $23.89 per share as of December 31, 2003, then Mr. Roemer shall receive an amount equal to the stock price per share less $16.50 multiplied by 406,250, the product of which shall be reduced by $3,000,000.

Of the options to purchase 385,000 shares of ProQuest common stock granted to Mr. Roemer in May 1995, 154,000 shares are currently exercisable and 77,000 have expired. Mr. Roemer previously exercised his option to purchase and sold the remaining 154,000 shares granted in May 1995. Mr. Roemer was also granted stock options in February 1998 for 250,000 shares, all of which are vested and 100,000 shares in February 1999, all of which are vested. With respect to all option grants to Mr. Roemer, if he were to leave the Company for reasons other than disability or death before any of the respective vesting dates, he would forfeit his right to all unvested shares.

As a Director of Bigchalk, Mr. Roemer was granted an option to purchase shares of Bigchalk. Mr. Roemer exercised this option and purchased 105,833 shares of Bigchalk, 87,500 of which were granted to Mr. Roemer by the Company. On December 30, 2002, the Company acquired the remaining ownership interest in Bigchalk. As a common shareholder, Mr. Roemer was entitled to receive $.0001 per common share of Bigchalk.

As a Director of MotorcycleWorld.com (MCW), Mr. Roemer was granted an option to purchase 75,000 shares of MCW in 2000. None of the options in MCW were exercised and these options have expired.

In January 2003, Mr. Aldworth was elected Chief Executive Officer of the Company. In determining Mr. Aldworth’s 2003 compensation, the Compensation Committee has focused on his ability to enhance the long-term value of the Company. During his tenure with ProQuest, Mr. Aldworth has been a leader in the revitalization of the Company and its transformation into a provider of technological solutions within a number of market segments. Mr. Aldworth has also been instrumental in improving the capital and debt structure of the Company. Mr. Aldworth’s total compensation is based on both ProQuest’s recent performance and his contributions to the overall long-term strategy and financial strength of the Company.

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1,000,000 PER YEAR

Internal Revenue Code Section 162(m), in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1,000,000 in any taxable year for any executive officer named in the summary Compensation table in such corporation’s proxy statement. Certain performance-based compensation is exempt from this tax deduction limitation. The Compensation Committee’s policy is to structure executive compensation in order to maximize the amount of the Company’s tax deduction. However, the Compensation Committee reserves the right to deviate from that policy to the extent it is deemed necessary to serve the best interests of the Company.

*****

The foregoing report on executive compensation is provided by the following members of the Compensation Committee during 2002:

William E. Oberndorf (Chairman), David Bonderman and Gary L. Roubos.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Oberndorf, Bonderman, and Roubos are the members of the Compensation Committee. No member of the Compensation Committee is an officer of the Company. No member of the Compensation Committee served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

COMPENSATION AND STOCK OWNERSHIP INFORMATION

I.    SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company or a subsidiary of the Company to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of fiscal 2002 for fiscal years 2002, 2001 and 2000:

			ANNUAL COMPENSATION				LONG TERM COMPENSATION
							AWARDS		PAYOUTS
Name and Principal Position	Fiscal Year		Salary ($)	Bonus(2) ($)	Other Annual Compensation ($)		Securities Underlying Options/SARs(3) (#)		LTIP Payouts(4) ($)	All Other Compensation ($)
James P. Roemer (1)	2002		675,002	323,022	521,967	(13)	0		0	11,551	(5)
Chairman of the Board, ProQuest Company	2001 2000		674,146 630,006	630,327 496,130	2,515,495	(13)	406,250 75,000	(14)	42,000	8,562 218,062	(5) (5)

Alan W. Aldworth (1)	2002		398,077	134,470	51,726	(13)	80,000		0	96,996	(6)
President and Chief	2001		311,532	205,611	314,306	(13)	66,000		0	57,008	(6)
Executive Officer, ProQuest Company	2000	(11)	56,536	33,922			50,000			12,583	(6)

Joseph P. Reynolds	2002	(12)	278,237	0	16,658	(13)	26,200		0	140,586	(7)
	2001		310,383	118,442	662		26,500		0	125,485	(7)
	2000		299,991	171,000			56,000		0	225,020	(7)

Bruce E. Rhoades	2002		231,000	110,603	21,203	(13)	0		13,333	58,595	(8)
President and CEO	2001		262,532	122,025	0		50,000		13,333	6,747	(8)
ProQuest Business Solutions	2000		220,076	85,529	0		30,000			5,262	(8)

Todd W. Buchardt	2002		257,308	72,432	33,215	(13)	22,000		0	63,551	(9)
General Counsel, ProQuest Company	2001 2000		238,001 206,308	130,901 93,151	561,782	(13)	18,000 45,000		13,200 0	54,773 22,870	(9) (9)
							20,000	(14)

Linda Longo-Kazanova	2002		209,050	58,848	167,116	(13)	18,000		0	54,126	(10)
Sr. Vice President	2001		199,232	109,578	211,531	(13)	0		0	5,104	(10)
Human Resources, ProQuest Company	2000		116,924	81,847	36,171		0		0	3,934	(10)

LTIP = long-term incentive plan

(1)	For the 2002 fiscal year Mr. Roemer was the Chief Executive Officer of the Company. On January 9, 2003, Mr. Roemer resigned from the position of Chief Executive Officer of the Company and Mr. Aldworth has been promoted to Chief Executive Officer.
(2)	Consists of amounts awarded under the Company’s Management Incentive Bonus Plan (the “MIB”). The MIB provides a financial incentive for key management employees to focus their efforts on, and achieve, annual financial targets. Payments under the MIB for fiscal 2002 were made in March 2003.
(3)	Unless otherwise noted, amounts reflected in this column are for grants of stock options under the Company’s 1995 Stock Option Plan. No Stock Appreciation Rights (“SAR’s”) have been used by the Company.
(4)	The Company’s Long Term Incentive Program (the “LTIP”) was discontinued during fiscal 2000. The Company’s LTIP 2 program, which encompassed fiscal years 1999-2001, was frozen. Amounts earned under LTIP 2 were based on fiscal 1999 operating performance to target. Payments for amounts earned under LTIP 2 reflected in the table for fiscal 2002 were made in March 2003.
(5)	For fiscal 2002, 2001 and 2000 includes $5,100, $5,100 and $5,100, respectively, in contributions to the ProQuest Profit Sharing Retirement Plan (“PSRP”); $6,451, $3,462 and $3,214, respectively for imputed life insurance; and for fiscal 2000, $34,575 in contributions to the ProQuest Replacement Benefit Plan (“RBP”), and $175,173 for relocation and related expenses.

(6)	For fiscal 2002, 2001 and 2000 includes $5,100, $5,100 and $1,750, respectively, in contributions to the PSRP; for fiscal 2002, includes $1,343 for imputed life insurance; for fiscal 2002 and 2001 includes $90,553 and $51,818, respectively, in contributions to the Supplemental Executive Retirement Plan (“SERP”); and for fiscal 2000, $10,833 paid as sign-on bonus and payments for an auto allowance and other miscellaneous benefits.
(7)	For fiscal 2002, 2001 and 2000 includes $5,100, $5,100 and $5,100, respectively, in contributions to the PSRP; $1,514, $39 and $1,444 respectively, for imputed life insurance; for fiscal 2000 includes $12,219 in contributions to the RBP; for fiscal 2001 includes a $120,346 contribution to the SERP; for fiscal 2000 includes $206,257 in sale of home, auto allowance, and other miscellaneous benefits; for fiscal 2002 includes $133,971 severance payment.
(8)	For fiscal 2002, 2001 and 2000, includes $5,100, $5,100 and $5,100, respectively, in contributions to the PSRP; for fiscal 2002 and 2001, includes $541 and $1,647 for imputed life insurance; for fiscal 2002 includes $52,953 contribution to SERP; for fiscal 2000, includes $162 in contributions to the RBP.
(9)	For fiscal 2002, 2001 and 2000, includes $5,100, $5,100 and $5,100 respectively, in contributions to the PSRP; for fiscal 2000 includes $6,960 contribution to the RBP; for fiscal 2002 includes $220 for imputed life insurance; for fiscal 2002 and 2001 includes $58,231 and $49,673, respectively, in contributions to the SERP; for fiscal 2000, $22,870 in auto allowance and miscellaneous benefits.
(10)	For fiscal 2002, 2001 and 2000 includes $5,100, $5,100 and $3,928, respectively, in contributions to the PSRP; for fiscal 2002, 2001 and 2000, includes $1,232, $4 and $6 for imputed life insurance; and for fiscal 2002 includes $47,794 in contribution to the SERP.
(11)	Reflects compensation from November 2000, when the employment of Mr. Aldworth by the Company began, through December 2000.
(12)	Reflects compensation through October 26, 2002, when the employment of Mr. Reynolds by the Company ended.
(13)	Amounts reported in column “Other Annual Compensation” reflect certain compensation elements which, prior to 2001, had been reported in the column “All Other Compensation”. For Mr. Roemer, in fiscal 2002 this includes $500,000 paid as directed by the Board as compensation for the divestiture of the Company’s Imaging Division (see report on “Executive Compensation” section) and $21,967 in auto allowance and miscellaneous benefits. For Mr. Aldworth, in fiscal 2002 this includes $32,283 as a bonus for purchase of Company stock and $19,443 in auto allowance and miscellaneous benefits. For Mr. Reynolds, in fiscal 2002 this includes $16,658 in auto allowance and miscellaneous benefits. For Mr. Rhoades, in fiscal 2002 this includes $21,203 in auto allowance and miscellaneous benefits. For Mr. Buchardt, in fiscal 2002 this includes $14,848 as a bonus for successfully completing the Company offering and $18,367 in auto allowance and miscellaneous benefits. For Ms. Longo-Kazanova, in fiscal 2002 this includes $149,611 as a distribution payment from the Executive Deferred Compensation Plan and $17,505 in auto allowance and miscellaneous benefits. For Mr. Aldworth, in fiscal 2001 this includes $200,000 as a relocation bonus, $89,500 in relocation expenses, and $24,806 as a bonus for purchase of the Company stock. For Mr. Buchardt, in fiscal 2001 this includes $125,000 as a relocation bonus, $250,000 as a retention bonus, $63,710 in relocation expenses, $20,533 in special bonuses relating to business divestitures; $77,869 adjustment to loan for the purchase of ProQuest stock; $24,670 in auto allowance and miscellaneous benefits. For Ms. Longo-Kazanova, in fiscal 2001 this includes $102,500 as a relocation bonus; $88,261 in relocation related expenses; $304 in commission reimbursement for purchasing Company stock and $20,465 in auto allowance and miscellaneous benefits.
(14)	Consists of options to purchase shares of common stock of MotorcycleWorld.com, an 80% owned business unit of the Company, which assets were sold. All of these options have expired.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists information concerning the stockholders known by the Company to beneficially own more than five percent of the Company’s Common stock as of February 28, 2003, except as noted in the footnotes below.

Name and Address of Beneficial Owner	Number of Shares	Percent
Tweedy Browne Company LLC (1) 350 Park Avenue New York NY 10022	4,105,199	14.6%

Keystone Inc. (2) 3100 Texas Commerce Tower 201 Main Street Fort Worth, Texas 76102	2,612,999	9.3%

William E. Oberndorf (3,4) SPO Partners & Co. 591 Redwood Highway Suite 3215 Mill Valley, CA 94941	2,601,552	9.3%

John H. Scully (3,5) SPO Partners & Co. 591 Redwood Highway Suite 3215 Mill Valley, CA 94941	2,446,962	8.7%

SPO Advisory Corp. (6) 591 Redwood Highway Suite 3215 Mill Valley, CA 94941	2,153,600	7.7%

Reich & Tang Asset Management, LLC (7) 600 Fifth Avenue New York, NY 10020	1,548,000	5.5%

Sterling Management, Inc (8) 4064 Colony Road, Ste. 300 Charlotte, NC 28211	1,404,370	5.0%

(1)	Pursuant to Tweedy Browne Company LLC’s Schedule 13G (Amendment No. 2) dated January 23, 2003.
(2)	Pursuant to Keystone, Inc.’s Schedule 13G (Amendment No. 4) dated February 4, 2003.
(3)	Pursuant to their Schedule 13D (Amendment No. 2) dated March 3, 2003, Messrs. Oberndorf and Scully, through the relationships with SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to share investment and voting control with respect to 2,153,600 shares.
(4)	Includes 447,952 shares that Mr. Oberndorf may be deemed to beneficially own through his control of family trusts and through his ownership of options to purchase 11,104 shares that are currently exercisable, pursuant to his Schedule 13D (Amendment No. 2) dated March 3, 2003.
(5)	Includes 293,362 shares that Mr. Scully may be deemed to beneficially own as sole general partner of Cranberry Lake Partners, a family limited partnership; as president of Phoebe Snow Foundation, a private foundation; as beneficiary of a retirement account and as general partner of Netcong Newton, an investment partnership; and 2,258 shares owned individually. Also includes options to purchase 11,104 shares that are currently exercisable, pursuant to his Schedule 13D (Amendment No. 2) dated March 3, 2003.
(6)	As general partner of and SF Advisory Partners, L.P. and SPO Advisory Partners L.P. may be deemed to share investment and voting control with respect to these shares. Messrs. Scully, Oberndorf and William Patterson are the three controlling persons of SPO Advisory Partners L.P.
(7)	Pursuant to Reich & Tang Asset Management, LLC’s Schedule 13G (Amendment No. 2) dated February 6, 2003.
(8)	Pursuant to Sterling Management, Inc.’s Schedule 13G dated March 5, 2003.

OWNERSHIP INFORMATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the beneficial ownership of ProQuest Common stock, as of February 28, 2003 of the Company’s Directors, the executive officers listed in the “Summary Compensation” table above, and the directors and executive officers as a group.

Directors and Executive Officers:	Number of Shares	Percent
William E. Oberndorf (1,2)	2,601,552	9.3%
John H. Scully (1,3)	2,446,962	8.7%
James P. Roemer (4)	572,503	2.0%
David Bonderman (5,6)	366,915	1.3%
Alan Aldworth (4)	127,307	*
Todd Buchardt (4)	66,516	*
Bruce Rhoades (4)	59,333	*
William J. White (7)	47,657	*
Linda Longo-Kazanova (4)	39,476	*
Gary L. Roubos (6)	15,066	*
Joseph P. Reynolds	14,900	*
David G. Brown (8)	13,362	*

All directors and executive officers as a Group (13 Persons)	4,217,949	15%

*	less than 1%.
(1)	Messrs. Oberndorf and Scully, through the relationships with SPO Advisory Partners, L.P. and SF Advisory Partners, L.P., may be deemed to share investment and voting control with respect to 2,153,600 shares.
(2)	Includes 447,952 shares that Mr. Oberndorf may be deemed to beneficially own through his control of family trusts and through his ownership of options to purchase 11,104 shares that are currently exercisable.
(3)	Includes 293,362 shares that Mr. Scully may be deemed to beneficially own as sole general partner of Cranberry Lake Partners, a family limited partnership; as president of Phoebe Snow Foundation, a private foundation; as beneficiary of a retirement account; as general partner of Netcong Newton, an investment partnership; and 2,258 shares owned individually. Also includes options to purchase 11,104 shares that are currently exercisable.
(4)	Includes 504,000, 59,333, 91,057 and 60,200 option shares for Messrs. Roemer, Rhoades, Aldworth and Buchardt, respectively, and 31,000 for Ms. Longo-Kazanova granted under the 1995 Stock Option Plan, which are exercisable.
(5)	Includes 41,233 shares owned by Bonderman Family Limited Partnership which Mr. Bonderman may be deemed to beneficially own.
(6)	Includes 11,104 option shares granted under the Non-Employee Directors Stock Option Plan which are currently exercisable.
(7)	Includes 5,000 shares held in a trust of which Mr. White’s spouse is the beneficial owner, and 6,779 option shares granted under the Non-Employee Directors Stock Option Plan which are currently exercisable.
(8)	Includes 3,408 shares owned by Mr. Brown and 9,954 shares granted under the Non-Employee Directors Stock Option Plan which are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that certain of the Company’s directors, executive officers, the chief accounting officer and 10% shareholders (“Insiders”) file with the Securities & Exchange Commission (SEC) and the New York Stock Exchange reports disclosing their beneficial ownership and any changes in ownership of the Company’s common stock. Based upon review of such reports it has received and based upon written representations that no other reports were required, during the year ended December 31, 2002, the Company is not aware of any instances of noncompliance or late compliance with 16(a) filing requirements, except due to administrative errors, the late reporting of an option exercise and sale of 4,200 shares of Company stock by Mr. Bruce Rhoades on March 7th and 13th, 2002 and the purchase of 500 shares of Company stock on October 29, 2002 by Mr. Kevin Gregory. All of these transactions have been reported.

II.    OPTION GRANTS IN LAST FISCAL YEAR (1)

	Individual Grants					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (2) (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
James P. Roemer	0		0.00%	0.00		0	0
Alan W. Aldworth	80,000	(4)	20.01%	33.80	01/07/12	1,700,531	4,309,480
Joseph P. Reynolds	26,200	(5)	6.55%	36.00	03/06/12	593,173	1,503,218
Bruce E. Rhoades	0		0.00%	0.00		0	0
Todd W. Buchardt	22,000	(4)	5.50%	36.00	03/06/12	498,085	1,262,244
Linda Longo-Kazanova	18,000	(4)	4.50%	36.00	03/06/12	407,524	1,032,745

(1)	ProQuest has never granted stock appreciation rights under ProQuest’s Long-term Incentive Plan.
(2)	This column represents the number of options granted to each named executive officer in 2002. These options have a ten year term and become exercisable annually in 33.33% increments, beginning on anniversary date. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.
(3)	Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option’s term assuming the annual rates of growth specified in the columns before payment of federal or state taxes associated with the exercises. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of ProQuest’s stock price.
(4)	These options contain a replacement option feature. When the option’s exercise price is paid (or, in the case of a non-qualified stock option, when the option’s exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of ProQuest’s common stock, a replacement option is granted for the number of share used to make that payment. The replacement option has an exercise price equal to the fair market value of ProQuest’s common stock on the date the replacement option is granted, is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original options.
(5)	Options granted during fiscal year and cancelled due to Mr. Reynolds’ departure from ProQuest.

III.    OPTION EXERCISE AND FISCAL YEAR-END VALUE TABLE

Name	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)
	Shares Acquired on Exercise (#)	Value Realized ($) (3)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
			(#) Exercisable	(#) Unexercisable	($) Exercisable	($) Unexercisable
James P. Roemer	0	0	504,000	406,250	0	1,259,375
Alan W. Aldworth	0	0	51,058	136,668	8,771	5,833
Joseph P. Reynolds	58,166	421,802	9,000	0	0	0
Bruce E. Rhoades	19,000	286,197	42,666	43,334	0	0
Todd W. Buchardt	5,000	69,713	49,400	59,600	0	0
Linda Longo-Kazanova	12,275	176,213	25,000	48,000	0	0

(1)	ProQuest has never granted stock appreciation rights under ProQuest’s Long-term Incentive Plan.
(2)	Value is calculated as of December 27, 2002, the last trading day of fiscal 2002, and is equal to the number of shares of common stock multiplied by the closing price of a share of ProQuest’s common stock, $19.60.
(3)	Value is calculated based upon the difference between the per-share option exercise price and the market value of a share of ProQuest’s common stock on the date of exercise, multiplied by the applicable number of shares.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
	(in thousands)		(in thousands)
Equity compensation plans approved by security holders	2,293	$26.51	1,636
Equity compensation plans not approved by security holders	—	—	—

Total	2,293	$26.51	1,636

(a) The number of securities and weighted average exercise price in the foregoing table are as of December 29, 2002. As of March 28, 2003, the total of the columns were 2,960, $24.57, and 969 respectively.

SUPPLEMENTAL RETIREMENT PLAN

The ProQuest Company Supplemental Retirement Plan (“SRP”) was amended effective December 31, 2000, to prohibit the entry of any new participants, and to restrict current participants from earning any additional credited service under the plan after December 31, 2000, except for Mr. Roemer and certain other named executives who had accrued benefits under the plan. As of the end of the 2002 fiscal year, Mr. Roemer is the only active participant continuing to accrue a benefit under the SRP.

The SRP provides certain officers and employees with additional pension benefits upon retirement to supplement social security and the benefits provided under the ProQuest Company Profit Sharing Retirement Plan (“PSRP”) and the ProQuest Company Replacement Benefit Plan (“RBP”). The SRP provides for lifetime monthly pension payments which generally equal: (i) a percentage of the participant’s average monthly compensation during the highest paid four years of the participant’s last six years of employment (the actual percentage is determined by length of service, but cannot exceed 50%) less; (ii) the sum of the monthly amounts which are attributable to the Company’s contribution payable under the PSRP and RBP and as primary social security benefits. If a participant is involuntarily terminated other than “for cause” and has been a plan participant for at least five years or he voluntarily terminates his employment and has been an employee for at least ten years and a plan participant for at least five years, he will be entitled to deferred SRP payments calculated as if his termination date were his retirement date. The estimated credited years of service at the end of fiscal 2002 for Mr. Roemer is 11 years. The Company estimates that the annual SRP benefit which have accrued through the end of fiscal 2002 and would be payable upon retirement at age 60 to Mr. Roemer is $266,000.

A new Supplemental Executive Retirement Plan (“SERP”) was established, effective January 1, 2001 which provides for annual contributions to be made to selected participant’s recordkeeping accounts within a “Rabbi” Trust arrangement. As of December 31, 2002, the deferral account of each eligible participant is credited with employer contributions in an amount equal to 15% of the sum the participant’s salary and management bonus for that year. These employer contributions (and investment gains and losses attributable to them) are subject to a vesting schedule as provided below.

Participant’s Years of Service	Vesting Percentage
Less than 3 years	0%
3 years but less than 4 years	50%
4 years but less than 5 years	67%
5 years but less than 6 years	83%
6 years or more	100%

The vested amount will be the amount payable to the participant, and the remainder of the participant’s SERP account shall be forfeited. As of the end of the 2002 plan year, Mr. Aldworth was credited with a contribution of $90,553 (0% of which was vested); Ms. Longo-Kazanova was credited with a contribution of

$47,794 (0% of which was vested); Mr. Buchardt was credited with a contribution of $58,231 (67% of which was vested); and Mr. Rhoades was credited with a contribution of $52,983 (50% of which was vested).

RELATED PARTY TRANSACTIONS

The Company has made loans (the balance of which totaled approximately $258,662.83 at the end of fiscal 2002) to certain key employees in connection with their purchases of the Company’s Common stock. Pursuant to the terms of such loans, the shares acquired are pledged as security. The following officers had loans outstanding at the end of fiscal 2002 (rounded to the nearest $000): Joseph Reynolds, former President of ProQuest Information and Learning Company ($132) and Todd Buchardt, Vice President and General Counsel ($127). Each loan is evidenced by an installment note maturing five years from the date of the note and bearing interest at the Company’s marginal rate of borrowing. Interest and principal may be deferred until the maturity date.

In January 2000, the Company’s subsidiary bigchalk.com, inc. (“Bigchalk”) raised venture capital financing of $55,000,000 which reduced the Company’s ownership interest to approximately 45% (“Series A Financing”). In February 2001 Bigchalk again raised additional venture capital of approximately $43,300,000 (“Series B Financing”). One of the venture capital firms providing such financing was Core Learning Group, LLC, who contributed $20,000,000 in the Series A Financing in exchange for approximately 13% of Bigchalk and $7,194,000 in the Series B Financing in exchange for approximately 13% of Bigchalk. Messrs. Oberndorf, a director and beneficial owner of 9.3% of the Common Stock of ProQuest Company, and Scully, a director and beneficial Owner of 8.7% of the outstanding Common Stock of ProQuest Company, own a majority interest in Core Learning Group, LLC. In addition, Mr. Oberndorf contributed $2,500,000 for approximately 2% of Bigchalk.

On December 30, 2002, ProQuest Information and Learning Company (“PQIL”), a wholly owned subsidiary of ProQuest Company completed its acquisition of Bigchalk. Pursuant to the terms of the Merger Agreement, all of the outstanding Series A Preferred Stock and Series B Preferred Stock of Bigchalk received in the aggregate $55,375,000 less any consideration paid to the holders of common stock of Bigchalk, subject to certain adjustments. Each share of common stock of Bigchalk received $0.0001 per share. The purchase price was determined through arms length negotiations between the parties. The purchase price was funded from existing working capital of ProQuest Company.

Prior to the merger, PQIL owned approximately 38% of the equity of Bigchalk on a fully diluted basis (4,950,495 shares of Series B Preferred Stock and 10,632,303 shares of Common stock of Bigchalk). In addition, immediately prior to the merger, James Roemer, the Chairman of ProQuest Company, Alan Aldworth, the Chief Executive Officer of the Company, and Todd Buchardt, the Senior Vice President and General Counsel of the Company, served as directors of Bigchalk. Messrs. Roemer and Buchardt owned common stock of Bigchalk. William Oberndorf, also served as director of Bigchalk immediately prior to the merger; and, Mr. Oberndorf and John Scully beneficially owned (through their ownership of Core Learning Group, LLC) 3,010,000 shares of Series A Preferred Stock and 2,374,587 shares of Series B Preferred Stock of Bigchalk immediately prior to the merger. Core Learning Group LLC received $14,760,971 for its shares in Bigchalk, and Mr. Oberndorf received an additional $1,305,587 for shares that he owned of Bigchalk stock apart from the shares held by Core Learning Group, LLC. Due to PQIL’s interest in Bigchalk, the Board of Directors of Bigchalk formed an independent special committee comprised of disinterested directors to evaluate the merger.

COMPENSATION ARRANGEMENTS

In 2001, the Company and Mr. Roemer entered into an Incentive Compensation Agreement. The terms of the Employment Agreement are contained in the Bases for Chief Executive Officer Compensation Section.

PERFORMANCE GRAPH: FISCAL 2002

Comparison of 56-Month Cumulative Total Return Among ProQuest,

Composite Group and S&P 500

The following graph compares the cumulative total return of the Company’s Common stock as compared with the S&P 500 Stock Index and the S&P Publishing Index.

The graph assumes a $100 investment made on January 2, 1998 and the reinvestment of all dividends, as follows:

	Dollar Value of $100 Investment at
	January 2, 1998	January 1, 1999	December 31, 1999	January 29, 2000	December 29, 2001	December 28, 2002
ProQuest	$100.00	$144.39	$121.48	$63.00	$130.10	$74.85
Composite Group	$100.00	$107.90	$142.72	$126.22	$129.80	$133.15
S&P 500	$100.00	$126.07	$150.69	$135.41	$119.07	$89.78

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent accountants.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2002 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

We have discussed with KPMG LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committee.” SAS No. 61 requires our independent accountants to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” with respect to any relationships between KPMG LLP and the Company that in their professional judgement may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2002 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company’s independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principals generally accepted in the United States of America, and (ii) the report of the Company’s independent accountants with respect to such financial statements.

Audit Committee

Gary L. Roubos (Chairman)

William E. Oberndorf

John H. Scully

INDEPENDENT ACCOUNTANTS

The Company’s certified public accountants for fiscal 2002 were KPMG LLP and that firm has been selected as the Company’s accountants for fiscal 2003. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

Audit Fees.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal years 2002 and 2001 and fees billed for other services rendered by KPMG LLP.

	2002	2001
Audit fees	$637,728	$364,800
Audit related fees (1)	$17,000	$335,733

Audit and audit related fees	$654,728	$700,533
Tax fees (2)	$64,380	$30,235
All other fees	$0	$0

Total fees	$719,108	$730,768

(1)	Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, business acquisitions and divestitures assistance, and accounting consultations and related services.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Financial Information Systems Design and Implementation Fees.

There were no fees billed by the Company’s independent accountants for financial information systems design and implementation services.

The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company’s independent accountants during the Company’s most recent fiscal year are compatible with maintaining the independence of such accountants.

PROPOSAL 2.    APPROVAL OF 2003 PROQUEST STRATEGIC PERFORMANCE PLAN

There will be presented to the meeting a proposal to adopt the 2003 ProQuest Strategic Performance Plan (the “Plan”). On March 5, 2003, the Board approved, subject to stockholder approval, the Plan. The Compensation Committee of the Board also reviewed and approved the Plan. Stockholder approval of the Plan also will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

The Plan will replace the ProQuest Company 1995 Stock Option Plan and the ProQuest Company Non-Employee Directors Stock Option Plan. The number of options available under the Plan will not be greater than the number of options currently available under the ProQuest Company 1995 Stock Option Plan and the ProQuest Company Non-Employee Directors Stock Option Plan.

A summary of the principal features of the 2003 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2003 Plan that was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement. A copy of the 2003 Plan is available from the Company’s Secretary at the address on the cover of this document.

The Plan:

•	provides more flexibility to the Compensation Committee to align stockholder interest with executive compensation;

•	establishes a single incentive plan for management and directors;

•	prohibits repricing of any options that would result in a charge to earnings;

•	provides more compensation alternatives which preserve deductibility under Section 162(m) of the Internal Revenue Code;

•	updates the ProQuest Company 1995 Stock Option Plan that was adopted nearly eight years ago;

•	provides additional compensation elements for executive compensation; and

•	restricts the number of options to any one participant in any one year to 500,000.

The Board of Directors continues to believe stock options and other stock-based incentives play an important role in retaining the services of outstanding personnel and in encouraging such employees to have a greater financial investment in the Company (although the Plan does not necessarily require them to hold for investment the stock received under the Plan). The Board of Directors also believe that the Plan’s provisions for performance-based awards are necessary to provide the Company with more flexibility in developing compensation structures that reward strong performances by employees.

General Information

Plan Administration and Eligibility.

The Plan will generally be administered by the Compensation Committee of the Board of Directors, which is comprised of non-employee Directors (the “Committee”). The Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. Members of the Committee will satisfy requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), The New York Stock Exchange and the Internal Revenue Service with respect to plans intending to be qualified under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Board of Directors may establish a second committee that is not required to satisfy the Exchange Act, New York Stock Exchange and Internal Revenue Service rules set forth in the preceding sentence to administer the Plan with respect to participants who are not considered officers or directors of the Company. The Committee may also authorize the chief executive officer of the Company to grant benefits under the plan to employees who are not executive officers or directors of the Company.

All employees of the Company and its subsidiaries and all non-employee directors of the Company may participate in the Plan (“Participants”). As of March 28, 2003, there were approximately 100 individuals eligible to participate in the Plan.

No Participant may receive in any Plan year: (i) stock options relating to more than 500,000 shares; (ii) restricted stock that is subject to the attainment of Performance Criteria (as described below) relating to more than 500,000 shares; (iii) SARs relating to more than 500,000 shares; or (iv) performance shares relating to more than 200,000 shares. All of these limits are subject to the adjustment provisions discussed below. The maximum amount that may be earned under performance unit awards by any Participant who is a “covered employee” (as defined under Section 162(m)) in any calendar year may not exceed $1,000,000. The maximum amount payable under an annual management incentive award by any Participant that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) may not exceed $2,000,000.

Shares Available.

The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the Plan shall not exceed 969,100 shares in addition to any shares granted but subsequently forfeited under the ProQuest Company 1995 Stock Option Plan and the ProQuest Company Non-Employee Directors Plan. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. If any award expires or its terminated, unexercised or settled in cash or in a manner that results in fewer shares outstanding than were initially awarded, then the shares which would have been issuable will again be available for award under the Plan. The 969,100 shares of Common Stock available under the Plan represents 3.5% percent of the currently outstanding shares of Common Stock of the Company as of March 28, 2003.

On March 28, 2003, the closing price of the Company’s Common Stock on the New York Stock Exchange was $20.67 per share.

Grants Under the Plan

Under the Plan, the Company expects to continue its efforts to use stock options as the Company’s most widely-used form of long-term incentive. The Plan will also permit the Committee to grant stock appreciation rights (“SARs”), restricted stock, performance stock, performance units, annual management incentive awards and other stock or cash awards in accordance with the terms of the Plan. Awards and grants under the Plan are referred to as “Benefits.”

Stock Option Grants.

The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. The option price shall not be less than the fair market value of Common Stock on the date of grant. Generally, the fair market value shall be the closing price of the Common Stock on the New York Stock Exchange. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Company of shares owned by the Participant for at least six months on the date of transfer (or certification of such ownership) or in such other manner as may be authorized by the Committee.

Stock Appreciation Rights.

The Committee may grant SARs either singly or in combination with an underlying stock option granted under the Plan. The term of a SAR shall be fixed by the Committee but cannot exceed the option term, if issued in connection with an option, or ten years. SARs entitle the grantee to receive the same economic value that would have been derived from exercise of an option. Payment may be made in cash, in shares or a combination of both at the discretion of the Committee. It is anticipated that SARs primarily will be used in place of stock options, and any appreciation in value will be paid in cash.

Restricted Stock Grants.

Restricted stock consists of shares which are transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. The Committee determines the eligible Participants to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions could include, but are not limited to, Performance Criteria (as described below), continuous service with the Company, the passage of time or other restrictions.

The grantee may not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

Performance Stock Awards.

Performance stock consists of a right of a Participant to receive shares of Common Stock at a future date in accordance with the terms of such grant and upon the attainment of Performance Criteria specified by the Committee. The award of performance stock to a Participant will not create any rights in such Participant as a stockholder of the Company until the issuance of Common Stock with respect to such award.

The Committee may adjust the number of performance stock awards notwithstanding satisfaction of performance goals, based upon further consideration of the Committee. In no event may the Committee increase the number of shares awarded upon satisfaction of performance goals for covered employees as defined under Section 162(m). The Committee may make a cash payment equal to the fair market value of shares issuable under the performance stock award in lieu of Common Stock.

Performance Units.

Performance units consist of a right to receive a payment in cash upon the attainment of Performance Criteria. The Committee may substitute actual shares of Common Stock for the cash payment otherwise required to be made pursuant to a performance unit award. In no event may the Committee increase the amount earned under a Performance Unit upon satisfaction of performance goals for covered employees as defined under Section 162(m). The maximum amount earned by a covered employee in any calendar year under a performance unit award cannot exceed $1,000,000.

Annual Management Incentive Awards.

The Committee has the authority to award management incentive bonuses to designated executive officers of the Company or any subsidiary. Annual management incentive bonuses shall consist of monetary payments earned upon achievement of certain performance goals as determined by the Committee. Any annual management incentive program award intended to satisfy the requirements for performance-based compensation under Section 162(m) shall not exceed $2,000,000 and shall be based upon Performance Criteria selected by the Committee within the first 90 days of the performance period.

Stock Awards.

The Committee may award shares of Common Stock to Participants without payment therefore as additional compensation for service to the Company or a subsidiary.

Cash Awards.

A cash award consists of a monetary payment made by the Company to an employee as additional compensation for his or her services to the Company or a subsidiary. A cash award may be made in tandem with another Benefit or may be made independently of any other Benefit. Cash awards may be subject to other terms and conditions, which may vary from time to time and among employees, as the Committee determines to be appropriate.

Performance Criteria.

Awards of restricted stock, performance stock, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m), including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; price of the Common Stock; return on net assets, equity, or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”).

Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and any Performance Criteria may be adjusted to include or exclude extraordinary items. Extraordinary items mean: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition.

Amendment of the Plan.

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Section 162(m), the Board or the Committee has the right and power to amend the Plan, provided, however, that neither the Board nor the Committee may amend the Plan in a manner which would impair or adversely affect the rights of the holder of a Benefit without the holder’s consent. The Company will obtain stockholder approval if the amendment increases the number of shares reserved under the Plan, if the amendment increases the maximum amount of shares that may be subject to awards to a Participant in a year or if the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the Plan or the amendment.

Termination of the Plan.

The Plan may be terminated at any time by the Board. Termination will not in any manner impair or adversely affect any Benefit outstanding at the time of termination.

Committee’s Right to Modify Benefits.

Any Benefit granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan, or applicable agreement entered into in connection with a Benefit grant or with the consent of the Participant to whom such Benefit was granted. If any amounts payable under the Plan are deemed to be excess parachute payments within the meaning of Section 280G(b)(1) of the Internal Revenue Code, then the Committee may authorize the Company to reimburse a Participant an amount equal to the excise taxes imposed on the Participant (after excluding federal, state and local tax, imposed on the Participant). Neither the Board nor the Committee may cancel any outstanding stock option for the purpose of reissuing the option to the Participant at a lower exercise price, or reduce the option price of an outstanding option.

Director Fees.

Nonemployee directors may receive their annual retainer payments and meeting fees in the form of stock options, restricted stock and/or stock units, as determined by the Board of Directors.

Change in Control.

Except as otherwise determined by the Committee at the time of grant, upon the occurrence of a Change in Control:

•	each stock option outstanding will immediately become exercisable in full for the remainder of its term;

•	the restrictions on all shares of restricted stock will be automatically terminated;

•	any Performance Criteria with respect to any performance stock award previously granted will be deemed to have been attained at target levels, and shares of Common Stock will be paid to the Participant in accordance with the terms and conditions set forth in the applicable agreement;

•	any Performance Criteria with respect to any performance units previously granted will be deemed to have been attained at target levels, and the cash will be paid to the Participant in accordance with the terms and conditions set forth in the applicable agreement;

•	each SAR will immediately become exercisable in full for the remainder of its term;

•	all management incentive awards will be paid out based on the consolidated operating earnings of the immediately preceding year, or such other method of payment as may be determined by the Committee (prior to the Change in Control); and

•	any terms and conditions with respect to other stock or cash awards previously granted under the Plan will be deemed to be fully satisfied and the other stock or cash awards will be paid out immediately to the Participants in accordance with the terms and conditions set forth in the applicable grant, award, or agreement relating to such Benefits.

For purposes of the Plan, the term “Change in Control” is defined as: (i) any change of control required to be disclosed under Schedule 14A of the Exchange Act; (ii) any person or group beneficially owns, directly or indirectly, securities of the Company representing 30 percent or more of the combined voting power of the outstanding securities of the Company (other than by the Company, or any employee benefit plan of the Company), and there is a change in the majority of the board in existence as of March 5, 2003 (the “Incumbent Board”), provided that any person becoming a director subsequent to March 5, 2003 whose election or nomination was approved by the majority of the Board shall be considered a member of the Incumbent Board, subject to certain exceptions; (iii) the consummation of certain mergers and consolidations involving the Company; (iv) the sale or other disposition of all or substantially all of the Company’s assets; (v) the approval by stockholders of a liquidation or dissolution of the Company; and (vii) a change the majority of the board in existence prior to the first public announcement relating to any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board of the Company), contested election or substantial stock accumulation.

Adjustments.

If there is any change in the Common Stock by reason of any stock split, or stock dividend, the number of shares available for Benefits, the maximum number of shares subject to an award in a calendar year, the number of shares subject to outstanding Benefits, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Committee in its discretion.

Without affecting the number of shares reserved or available under the Plan, either the Board or the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it deems appropriate.

In the event of any merger, consolidation, or reorganization in which the Company is not the continuing corporation, there shall be substituted on an equitable basis as determined by the Committee, for each share of common stock subject to a Benefit, the number and kind of shares of stock, other securities, cash, or other property to which holders of Common Stock of the Company are entitled pursuant to the transaction. Alternatively, the Plan provides for the acceleration of vesting and expiration of awards or the cash-out of awards in accordance with such a transaction.

Reusage.

If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock, performance shares or SARs are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Benefits (as long as such Benefits were issued under the Plan) will again be available for use under the Plan. Shares covered by a Benefit granted under the Plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a Participant. The number of shares which are transferred to the Company by a Participant to pay the exercise or purchase price of a Benefit will be subtracted from the number of shares issued with respect to such Benefit for the purpose of counting shares used. Shares withheld to pay withholding taxes in connection with the exercise or payment of a Benefit will not be counted as used. Shares covered by a Benefit granted under the Plan which is settled in cash will not be counted as used.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel that the federal income tax consequences as they relate to Benefits are as follows:

Incentive Stock Options (“ISOs”).

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. The exercise of an ISO may in some cases trigger liability for the alternative minimum tax. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposing of them. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income which the optionee recognizes as a result of the disposition.

Non-Qualified Stock Options (“NSOs”).

An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income which the optionee recognizes upon the exercise of the stock option. If an optionee sells shares received upon the exercise of an NSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise.

Restricted Stock.

A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award or payment. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. On the date the restrictions lapse, the Participant includes in taxable income the fair market value of the shares less the cash, if any, paid for the shares. A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. The Company receives a compensation expense deduction in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the Participant had filed a timely election to accelerate recognition of income).

Other Benefits.

In the case of an exercise of an SAR or an award of performance stock, performance units, or Common Stock or cash, the Participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized.

Million Dollar Deduction Limit.

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that Benefits in the form of stock options, performance stock, performance units, SARs, performance-based restricted stock and cash payments under management incentive awards constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

Other Information.

If approved by Company stockholders, the Plan will be effective on that date and will continue until terminated by the Board of Directors. Options are not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Committee. The Committee may establish rules and procedures to permit a grantee to defer recognition of income or gain for incentives under the Plan.

Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above. Since no such determinations have yet been made, it is not possible to state the terms of any individual options which may be issued under the Plan or the names or positions of, or respective amounts of the allotment to, any individuals who may participate. A new benefits table is not provided because no grants have been made under the Plan and all Benefits are discretionary.

Approval by Stockholders.

In order to be adopted, the Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

The Board recommends a vote “FOR” this Proposal.

PROPOSAL 3.    RATIFICATION OF KPMG LLP AS AUDITORS

The Board of Directors shall appoint annually a firm of independent public accountants to serve as auditors and that such appointment is being submitted for ratification by the shareholders at the Annual Meeting. The Board has appointed KPMG LLP to act as auditors for the current year. This firm has served as ProQuest’s auditors since 1989. The Board of Directors recommends a vote for ratification of the selection of KPMG LLP as independent public accounts for 2003. Regardless of the vote of the shareholders, the Board’s decision to appoint KPMG LLP as the Company’s auditors for this year will not be changed, but the Board will consider the vote of the shareholders in selecting independent accounts to serve as the Company’s outside auditors in future years.

Shareholders are being requested at the meeting to approve the ratification of KPMG LLP as auditors. The Board recommends a vote “FOR” approval of the Proposal.

SHAREHOLDER PROPOSALS FOR 2004

Under the rules of the Securities and Exchange Commission, shareholder proposals submitted for ProQuest’s 2004 Proxy Statement must be received by ProQuest no later than the close of business on December 19, 2003, to be considered. Proposals should be addressed to Todd W. Buchardt, Senior Vice President, General Counsel and Secretary at ProQuest Company, 300 N. Zeeb Road, Ann Arbor, Michigan, 48103. For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, delivered or mailed by first-class mail, postage prepaid, to the office of the Company set forth in the preceding sentence no later than March 4, 2004. The notice must identify the proposing shareholder and his/her address and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in the proxy statement.

VOTING

VOTING SECURITIES

Shareholders of record at the close of business on March 28, 2003 will be eligible to vote at the meeting. The voting securities of ProQuest consist of its common stock, of which 28,042,137 were outstanding on March 28, 2003. Each share outstanding on the record date will be entitled to one vote.

Individual votes of shareholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual share owner voting records is limited to the Independent Inspectors of Election (Bank Boston, c/o Boston EquiServe, L.P.) and certain employees of ProQuest and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

VOTE REQUIRED FOR APPROVAL

The nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. All other matters which may presented at the meeting require the favorable vote of a majority of shares represented and voted at the meeting for approval. Abstentions and broker non-votes will not be treated as votes cast. Therefore, abstentions, will have no effect on the outcome of the election of directors but will have the effect of a vote against all other proposals to be voted on at the meeting. Broker non-votes will have no effect on any vote at the meeting.

MANNER FOR VOTING PROXIES

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted “for” the nominees for director named earlier in this Proxy Statement.

Although the Board knows of no matter other than the election of directors which may be presented to the meeting, should any other matter need to be acted upon at the meeting the persons named on the proxy card will vote in accordance with their judgement.

VOTING ON THE INTERNET OR VIA TELEPHONE

Again this year, registered holders (i.e., those stockholders who hold stock in their own names and whose shares are not held by a broker in a “street name” on their behalf, or whose shares are not held under the ProQuest Associate Stock Purchase Plan) will be able to vote their proxies over the Internet or by telephone. Specific Instructions for Voting on the Internet or by telephone are included on the Proxy Card.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by mail, telephone, telegraph, or in person, and solicitation costs will be paid by ProQuest. Copies of proxy material and of the Form 10-K for 2002 will be supplied to brokers, dealers, banks, and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

APPENDIX A

Nominating and Governance Committee Charter

I.	Director Nomination: The Committee will assist the Board in its composition in accordance with relevant law and NYSE listing rules. The Committee will:

•	Lead the search for and identify individuals qualified to become members of the Board of Directors;

•	Develop and periodically review the qualifications profile for directors;

•	Recommend to the Board of Directors nominees for the next annual meeting of Shareholders;
•	Make recommendations regarding director orientation, continuing education and compensation;

•	Consider management recommendations regarding the appropriate consultant to retain, if any, and the terms, conditions and fees for services; and

•	Authorize management to enter into a contract with the consultant based on terms and conditions approved by the Committee.

II.	Corporate Governance Guidelines: The Committee will:

•	Develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary;

•	Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation.

III.	Committee Performance: The Committee will annually review its performance in accordance with relevant law and NYSE listing rules.

IV.	Committee Resources and Evaluation: The Committee shall have the authority to retain any search firm or consultant engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

•	The Committee shall have sole authority to approve related fees and retention terms.

•	The Committee shall report its actions and recommendations to the Board after each committee meeting and shall conduct and present to the Board any annual performance evaluation of the Committee.

•	The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

A-1

Annual Meeting of Shareholders

8:00 a.m.

May 21, 2003

The Ritz-Carlton Hotel,

600 Stockton Street, San Francisco, California

CUT AT DOTTED LINE

ADVANCE REGISTRATION FORM

Please send your completed and signed proxy form in the enclosed envelope. Include this Advance Registration Form in the envelope if you plan to attend the Annual Meeting of Shareholders on May 21, 2003.

Attendance at the Annual Meeting is limited to ProQuest Company shareholders or their named representative. We reserve the right to limit the number of representatives who may attend the Annual Meeting.

(PLEASE PRINT)

Shareholder:

Name:

Address:

(Admission card will be available at the Annual Meeting)

2003 PROQUEST STRATEGIC PERFORMANCE PLAN

ARTICLE I

PURPOSE

1.1    Purpose.    The purposes of the 2003 ProQuest Strategic Performance Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with ProQuest Company (the “Company”) and its Subsidiaries or to serve as directors of the Company, (ii) to furnish maximum incentive to those persons to improve operations and increase profits and (iii) to strengthen the mutuality of interest between those persons and the Company’s stockholders by providing them stock options and other stock and cash incentives.

ARTICLE II

DEFINITIONS

2.1    “Board” shall mean the Board of Directors of the Company.

2.2    “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.3    “Committee” shall mean the Committee as defined in Section 3.1 hereof.

2.4    “Common Stock” shall mean the Common Stock (without par value) of the Company.

2.5    “Disability” shall mean a disability qualifying the participant to receive benefits under the Company’s or a Subsidiary’s long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin.

2.6    “Fair Market Value” unless otherwise required by any applicable provision of the Code, or any regulations issued hereunder, shall mean as of any date the closing price of the Common Stock on the New York Stock Exchange Composite Transaction List as reported in the Wall Street Journal, Midwest Edition for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

2.7    “Incentive Stock Option” shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

2.8    “Nonqualified Stock Option” shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

2.9    “Retirement” shall mean any termination of employment by an employee (other than by death or Disability) who is at least 55 years of age after at least 7 years of

1

employment by the Company and/or a Subsidiary; or as otherwise determined by the Committee in its sole discretion.

2.10    “Subsidiary” shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of Directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. “Control” means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

2.11    “Termination of Employment” shall mean the termination of a participant’s employment with the Company or any Subsidiary. A Termination of Employment of a participant employed by a Subsidiary shall also be deemed to occur if the Subsidiary ceases to be a Subsidiary and the participant does not immediately thereafter become an employee of the Company or another Subsidiary.

2.12    “Transfer” shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms “Transferred” or “Transferable” shall have corresponding meanings.

ARTICLE III

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by a committee (“Committee”) consisting of two or more directors of the Company appointed by the Board to satisfy such requirements as:

(a)    the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16-3 or its successor under the Securities Exchange Act of 1934 (the “1934 Act”);

(b)    the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c)    the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The initial Committee shall be the Compensation Committee of the Board.

The Board may also appoint a second committee comprised of one or more directors of the Company who need not satisfy the requirements set forth above to administer the Plan with respect to participants who are not considered officers or directors of the Company under Section 16 of the 1934 Act. The Committee may also authorize the Chief Executive Officer of the Company to select employees to participate in the Plan and to determine the number of option shares and other rights to be granted to

2

such participants who are not considered officers under Section 16 of the 1934 Act. Any reference in the Plan to the Committee shall include the second committee or the Chief Executive Officer in the context of awards to such participants.

3.2    Authority.    The Committee shall have full power to select key employees to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and participants, and their estates and beneficiaries.

ARTICLE IV

PARTICIPANTS

4.1    Participants.    Participants may consist of all employees of the Company and its Subsidiaries and all non-employee directors of the Company. Designation of a participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective benefits.

ARTICLE V

RESERVED SHARES

5.1    Shares Available under the Plan.    The number of shares of Common Stock available for awards under the Plan shall be the sum of the following amounts:

(a) 969,100 shares; which includes 931,400 shares reserved under the Company’s 1995 Stock Option Plan as amended, but not subject to existing options and 37,700 shares reserved under the Company’s Non-Employee Directors Plan as amended, but not subject to existing options;

(b) any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award;

(c) the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company; and

(d) the number of shares of Common Stock retained by the Company pursuant to a Participant’s tax withholding election or exchanged by a participant to satisfy his or her tax withholding obligations as permitted by Section 11.5 hereof.

3

All of these shares may be either authorized but unissued or reacquired shares. Under the Plan, no participant may receive in any calendar year (i) Stock Options relating to more than 500,000 shares, (ii) Restricted Stock that is subject to the attainment of Performance Goals of Section 6.9 hereof relating to more than 500,000 shares, (iii) Stock Appreciation Rights relating to more than 500,000 shares, or (iv) Performance Shares relating to more than 200,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 8.1 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of incentive stock options.

ARTICLE VI

TYPES OF BENEFITS

6.1    Types of Benefits.    Benefits under the Plan shall consist of Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Stock, Performance Units, Annual Management Incentive Awards and Other Stock or Cash Awards, all as described below.

6.2    Stock Options.    Stock options (“Stock Options”) may be granted to participants, at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company’s Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant. Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any option, shall be payable to the Company in full by:

(a)    cash payment or its equivalent,

(b)    tendering previously acquired shares (held for at least six months) having a fair market value at the time of exercise equal to the option price,

(c)    certification of ownership of such previously acquired shares,

(d)    delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Company, provided, however, that the Company shall not be obligated to issue the Common Stock to the participant or to the broker until it has received payment of the exercise price; and

4

(e)    such other methods of payment as the Committee, at its discretion, deems appropriate.

In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower exercise price or reduce the option price of an outstanding option without stockholder approval.

6.3    Stock Appreciation Rights.    Subject to the terms of the Plan, Stock Appreciation Rights (“SARs”) may be granted to participants at any time as determined by the Committee. An SAR may be granted in tandem with a Stock Option granted under this Plan or on a free-standing basis. The grant price of tandem SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of the Company’s Common Stock on the date of its grant. An SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the term shall not exceed the option term in the case of a tandem SAR or ten years in the case of a free standing SAR. Upon exercise of an SAR, the participant shall be entitled to receive payment from the Company in cash or stock, at the discretion of the Committee, in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised.

6.4    Restricted Stock.    Restricted Stock may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a)    a prohibition against Transfer of the shares of Restricted Stock for a specified period; or

(b)    a requirement that the holder of Restricted Stock forfeit (or in the case of shares sold to the participant resell to the Company at cost) such shares in the event of termination of employment during the period of restriction.

(c)    vesting on the basis of the Performance Goals set forth in Section 6.9.

All restrictions shall expire at such times as the Committee shall specify.

6.5    Performance Stock.    The Committee shall designate the participants to whom long-term performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Stock award may be adjusted by the Committee on the basis of such

5

further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any Performance Goals by any participant who is a Covered Employee (as defined in Section 162(m) of the Code). The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Stock award.

6.6    Performance Units.    Subject to the terms of the Plan, the Committee shall designate the participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such award. Each Performance Unit award shall entitle the participant to a payment in cash upon the attainment of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any Performance Goals, the amount to be paid under a Performance Unit award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Unit awards upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned under any such award by a Covered Employee in any calendar year may not exceed $1,000,000. The Committee may, in its discretion, substitute actual shares of Common Stock equal in Fair Market Value to the cash payment otherwise required to be made to a participant pursuant to a Performance Unit award.

6.7    Annual Management Bonuses.    The Committee may award annual management incentive program bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive bonuses shall consist of monetary payments earned in whole or in part if certain performance goals established for a specified fiscal year are achieved during that year.

Each year the Committee shall establish (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive program award intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall not exceed $2,000,000.

The Committee shall establish the performance criteria and level of achievement related to the criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based solely on one or more Performance Criteria (as defined in 6.9 below) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which the Performance Criteria have

6

been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162 (m).

6.8    Other Stock or Cash Awards.    In addition to the incentives described in sections 6.2 through 6.7 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

6.9    Performance Goals.    Awards of Restricted Stock, Performance Stock, Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; price of Company Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. Any Performance Criteria may include or exclude Extraordinary Items. “Extraordinary Items” shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) the impact of changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition.

Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a Performance Goal.

6.10    Director Fees.    A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of Stock Options, Restricted Stock or Stock Units (as described in Section 11.6) or a combination thereof as determined by the Board. The number of shares of Stock Options, Restricted Stock or Stock Units to be granted to non-employee directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board and shall be subject to such terms and conditions as shall be determined by the Board.

7

ARTICLE VII

CHANGE IN CONTROL

7.1    Change in Control.    Except as otherwise determined by the Committee at the time of grant of an award, upon a Change in Control of the Company, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Units shall be paid out as promptly as practicable; all Annual Management Incentive Awards shall be paid out based on the consolidated operating earnings of the immediately preceding year or such other method of payment as may be determined by the Committee at the time of award or thereafter but prior to the Change in Control; and all Other Stock or Cash Awards shall be delivered or paid. A “Change in Control” shall mean:

A Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

(a)    (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing), and, (ii) individuals who, as of March 5, 2003, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board,

(b)    there shall be consummated (i) any consolidation or merger of the Company pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 50% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii)

8

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holders of the Company Common Stock, directly or indirectly, have at least a 50% ownership interest,

(c)    the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or

(d)    as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (“Control Transaction”), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

ARTICLE VIII

ADJUSTMENT

8.1    Adjustment Provisions.

(a)    If the Company shall at any time change the number of issued shares of Common Stock by stock dividend or stock split, the total number of shares reserved for issuance under the Plan, the maximum number of shares which may be made subject to an award in any calendar year, and the number of shares covered by each outstanding award and the price therefore, if any, shall be equitably adjusted by the Committee.

(b)    Without affecting the number of shares reserved or available hereunder the Board or the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c)    In the event of any merger, consolidation or reorganization of the Company with or into another corporation, other than a merger, consolidation or reorganization which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Committee in its discretion, for each share of Common Stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock of the Company will be entitled pursuant to the transaction.

If any amounts payable to a participant pursuant to the Plan are deemed to be “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, the Committee may authorize the Company to pay to such participant in addition to any amounts payable pursuant to the Plan an amount which — after all federal, state and local

9

taxes imposed on the participant with respect to such amount are subtracted therefrom — is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.

ARTICLE IX

NONTRANSFERABILITY

9.1    Nontransferability.    Each benefit granted under the Plan shall not be Transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of Disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the Transfer of a Stock Option by the participant, subject to such terms and conditions as may be established by the Committee.

ARTICLE X

AMENDMENT AND TERMINATION

10.1    The terms and conditions applicable to any stock option or other award may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall be made without stockholder approval, if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of shares which may be subject to awards to any participant in any calendar year or if stockholder approval is otherwise required by law or regulation or stock exchange rule.

ARTICLE XI

GENERAL PROVISIONS

11.1    Successor.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

11.2    Unfunded Status of Plan.    This Plan is intended to be unfunded. With respect to any payments as to which a participant has a fixed and vested interest but which are not yet made to a participant by the Company, nothing contained herein shall

10

give any such participant any rights that are greater than those of a general creditor of the Company.

11.3    No Right to Employment.    Neither this Plan nor the grant of any award hereunder shall give any participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

11.4    No Assignment of Benefits.    No award under the Plan shall, except as otherwise specifically provided hereunder or by law, be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

11.5    Taxes.    The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a Nonqualified Stock Option or receipt of shares under any other Benefit, by electing to have the Company withhold shares having a Fair Market Value equal to the minimum amount required to be withheld.

11.6    Deferral Arrangements.    The Committee, in its sole discretion, may permit a participant to have:

(a)    amounts that otherwise would be paid to the participant as a result of the exercise or settlement of an award under the Plan credited to a deferred compensation account established for the participant by the Committee on the Company’s books of account;

(b)    shares of Common Stock that would otherwise be delivered to the participant as a result of the exercise or settlement of an award under the Plan (i) converted into an equal number of Stock Units (as described below) or (ii) converted into amounts credited to a deferred compensation account established for the participant by the Committee on the Company’s books of account (such amounts to be determined by reference to the Fair Market Value of such shares as of the date upon which they would otherwise have been delivered to the participant); or

(c)    shares of Common Stock held by a participant subject to restrictions transferred to the Company in exchange for an equal number of Stock Units subject to the same restrictions.

A deferred compensation account established hereunder may be credited with interest or other forms of investment return as determined by the Committee. A

11

participant for whom such an account is established or to whom Stock Units are issued shall have no rights other than those of a general creditor of the Company and such account or Stock Units shall represent an unfunded and unsecured obligation of the Company subject to the terms and conditions of the applicable agreement between the participant and the Company.

Each Stock Unit shall represent an obligation of the Company to issue a share of Company Common Stock to the participant at an agreed-upon date in the future. Each Stock Unit shall be fully vested and carry with it the right to dividend equivalents. Such right will entitle the participant to be credited with an amount equal to any cash dividends the participant would have received had the participant owned a number of shares of common stock equal to the Stock Units.

11.7    Effect of Merger or Reorganization.    In the event that the Company is a party to a merger or other reorganization, the impact of the merger or other reorganization on outstanding awards shall be determined by the agreement of merger or reorganization. Such agreement shall provide for (a) continuation of the outstanding awards; (b) assumption of the outstanding awards by the surviving corporation or its parent or subsidiary; (c) substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards; (d) full exerciseability or vesting and accelerated expiration of the outstanding awards; or (e) settlement of the intrinsic value of the outstanding awards in cash or cash equivalents in connection with the cancellation of such awards. Such agreement shall not be required to treat all awards or all participants in the same manner.

11.8    Governing Law.    The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).

ARTICLE XII

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan was adopted by the Board of Directors on March 5th, 2003, subject to stockholder approval. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

12

YOUR PROXY CARD IS ATTACHED BELOW

Please read and follow the instructions

carefully and detach and return your

completed proxy card in the enclosed

postage-paid envelope.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

PROQUEST COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2003

The undersigned hereby constitutes and appoints David G. Brown and Gary L. Roubos, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ProQuest Company (the “Company”) to be held on May 21, 2003, at the Ritz-Carlton Hotel, 600 Stockton Street, San Francisco, California.

The undersigned acknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated April 17, 2003, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or either of them, to vote as set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

PROQUEST COMPANY

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	[LOGO]		Vote-by-Telephone	[LOGO]

1. Log on to the Internet and go to http://www.proquestcompany.com		OR	1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.			2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark votes as in this example.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

			FOR	AGAINST	ABSTAIN
1. Election of Directors.

Nominees: (01) David Bonderman, (02) David G. Brown, (03) Alan Aldworth, (04) William E. Oberndorf, (05) James P. Roemer, (06) Gary L. Roubos, (07) John H. Scully and (08) William J. White.		2. Proposal to approve 2003 ProQuest Strategic Performance Plan.	☐	☐	☐

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	3. Proposal to ratify selection of KPMG LLP as independent auditors for the Company.	☐	☐	☐

☐ For all nominee(s) except as written above		4. On all other matters which may properly come before the meeting or any adjournment thereof.

		MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

No Postage Required If This Proxy Is Returned In The Enclosed Envelope And Mailed In The United States.

Please sign exactly as name appears hereon. Joint owners should each sign. Persons signing in a representative or fiduciary capacity should add their titles.

Please sign below, date and return promptly.

Signature:                                      Date:                         Signature:                                     Date: